Exhibit 99.1
What if we could plant a seed and grow energy We Can and We Are! August 2009 2009 Corn Harvest Farmers from Cordele to Donalsonville have already delivered over 700,000 bushels of new crop corn to FUEL to be processed into ethanol and dried distillers grains. According to Brad Kusterman, Director of Grain Marketing and Feed Ingredient Sales, our local farmers have produced good quality corn with little or no aflatoxin. Mr. Kusterman has contracted over one million bushels of new crop corn within a 100 mile radius and hopes to secure as much local corn as possible during harvest. He encourages farmers to participate in our competitive flexible contracts including flat and basis pricing as well as forward-contracting for December through March deliveries. Our experienced grain managers are accessible for pricing information and our daily bids are posted on our website at www.firstunitedethanol.com.
103 corn trucks passed over FUEL’s scales on August 13th followed by 115 trucks on the 14th. Much of this corn is coming in straight from the fields as farmers are taking advantage of FUEL’s Zimmerman corn dryer. The system can dry 10,000 bushels per hour from a moisture level of 20% down to 15%. Since being commissioned in mid-July, the dryer has worked excellent having dried over 500,000 bushels of corn. A drying schedule and discount schedule are posted at www.firstunitedethanol.com under Grain Bids. FUEL’s employees strive to provide excellent customer service with a focus on getting corn trucks unloaded as quickly as possible. FUEL receives corn seven days a week and offers extended hours, weather permitting. Each day brings more experience in handling corn and the employees are constantly improving our procedures in an effort to alleviate wait times. For example, FUEL utilizes its bulk weigher in the receiving building to weigh ddgs trucks; thereby, lessening the amount of traffic on the scales. To expedite unloading of corn trucks, FUEL converted its rail receiving pit to accommodate trucks being loaded with distillers grains. Previously, ddgs were being loaded out over the truck corn pits. The USDA’s August 2009 crop report predicted that American farmers will harvest the 2nd largest corn crop in U.S. history at 12.8 billion bushels, with the 2008 crop totaling 13.07 billion bushels. Adding in the surplus carried over from last year, the corn supply for the 2009 marketing year is anticipated to be 14.5 billion bushels, the highest level on record. USDA lowered its estimate of corn-planted acreage by about 350,000 acres to 86.98 million, but raised its expectations for harvested acreage by about 190,000 acres to 79.29 million. USDA predicts average corn yields to be 159.5 bushels per acre. If realized, this will be the 2nd highest average yield on record.
USDA estimates that 4.2 billion bushels of this year’s crop will be used in ethanol production, representing 11.76 billion gallons of ethanol and more than 32 million tons of dried distillers grains. Employees in the scale house sample every truck and test the kernels for weight, foreign material, damage, aflatoxin and starch content.

Refiner Demand within a 200 mile radius 178 million gallons per year Maintenance Manager The Georgia Department of Labor is accepting applications for a Maintenance Manager position with FUEL. Individual must have a 2-year technical diploma and have five or more years of verifiable work experience supervising an industrial maintenance crew that includes mechanical, instrumental and electrical craftsmen. Must have valid Class C drivers license. Apply at any GA DOL office or apply online at www.dol.state.ga.us before August 31. Currently, FUEL is shipping all of its ethanol via truck into these and other local markets. AUGUST PRODUCTION UPDATE: FUEL has already produced 4.5 million gallons of ethanol from 1.37 million bushels of corn, resulting in 3.08 gallons of ethanol from every bushel of corn. On average, the plant has run at 93% capacity. This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);Limitations and restrictions contained in the instruments and agreements governing our indebtedness; Our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures; Changes in the availability of credit to support the level of liquidity necessary to implement our risk management activities; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Difficulties or disruptions we may encounter during the initial operating period at our plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in our business strategy, capital improvements or development plans; Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. You can view this newsletter online at If you have questions or concerns, you can e-mail www.firstunitedethanol.com us at info@firstunitedethanol.com